UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2010
ATLANTIC COAST FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland	333-167632	Being applied for

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)
505 Haines Avenue, Waycross, Georgia 31501

(Address of principal executive offices)
(800) 342-2824

Registrant’s telephone number, including area code
Not Applicable

(Former Name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
          On November 12, 2010, Atlantic Coast Financial Corporation, a Maryland corporation (the “Company”), Atlantic Coast Federal, MHC, Atlantic Coast Federal Corporation, a Federal corporation, and Atlantic Coast Bank entered into an Agency Agreement with Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), which will act as financial advisor during the Company’s stock offering and assist in the marketing of the Company’s common stock during its stock offering.
          The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-167632) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated November 12, 2010. For a description of the fees to be paid to Stifel Nicolaus pursuant to the Agency Agreement, see “The Conversion Offering—Plan of Distribution; Selling Agent Compensation” in the prospectus.
          A copy of the Agency Agreement is filed as Exhibit 1.1 hereto and incorporated by reference herein.
Item 8.01 Other Events
          On November 18, 2010, Atlantic Coast Federal Corporation, announced the Company, the proposed holding company for Atlantic Coast Bank, and Atlantic Coast Federal, MHC have received conditional approval from the Office of Thrift Supervision to commence its second step conversion and offering. The Company also announced that the registration statement relating to the sale of common stock of the Company was declared effective by the Securities and Exchange Commission.
          A copy of the press release dated November 18, 2010, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)	No financial statements of businesses acquired are required.

(b)	No pro forma financial information is required.

(c)	Not applicable.

(d)	Exhibits:	1.1	Agency Agreement, dated November 12, 2010, by and among Atlantic Coast Federal Corporation, Atlantic Coast Financial Corporation, Atlantic Coast Federal, MHC and Atlantic Coast Bank.

		99.1	Press Release dated November 18, 2010.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION
Date: November 18, 2010	By:	/s/ Robert J. Larison, Jr.
Robert J. Larison, Jr.
Chief Operating Officer (Duly Authorized Representative)

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